EXHIBIT 10.19

Letter Agreement

March 29, 2016

Mr. Michael J. Hanson

c/o 18671 Lake Drive E.

Southwest Tech Center A

Minneapolis, MN 55317

RE: Amendment #1 to Demand Promissory Note

Dear Mike,

This letter confirms our agreement as follows:

Michael J. Hanson hereby agrees to amend the first sentence of section 3 Payments, to read as follows: “The Principal Amount of this Note and any sums owed hereunder, shall be due and payable at the close of business on January 11, 2017.”

If you are in agreement with the foregoing, please indicate as much by signing in the appropriate space below.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack, CEO

AGREED AND ACCEPTED

/s/ Michael J. Hanson
Michael J. Hanson